                          CERTIFICATE OF INCORPORATION
                                       OF

                            CETEK TECHNOLOGIES, INC.


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

     FIRST: The name of this corporation (hereinafter called the "Corporation") is CETEK TECHNOLOGIES, INC.

     SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent (zip code 19901) and the name of the registered agent of the corporation in the State of Delaware at such address is National Corporation Research, Ltd.

     THIRD: The nature of the business and of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 51,000,000 of which 1,000,000 shall be Preferred Stock, par value $.001 per share ("Preferred Stock"), and 50,000,000 shall be Common Stock, par value $.001 per share ("Common Stock"), and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are as follows:

        1. Preferred Stock

           a. The Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects, except as otherwise provided in subsection 1(b) of this Article FOURTH.

           b. Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive:

         (1) the number of shares to constitute such series, and the distinctive designations thereof;

         (2) the voting powers, full or limited, if any, of such series;

         (3) the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preferences to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

         (4) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

         (5) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

         (6) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;


         (7) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

         (8) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

         (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the

                                       2
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owners of a majority of the stock of the Corporation that is entitled to vote, without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

     FIFTH:     The name and mailing address of the incorporator is as follows:

          Karen S. Lieberstein
          DORNBUSH MENSCH MANDELSTAM & SCHAEFFER
          747 Third Avenue
          New York, New York 10017

     SIXTH:     The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH:    The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

     NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred

                                      3

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to in or covered by said Section. The Corporation shall advance expenses to the fullest extent permitted by such Section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any By-Law, arrangement, vote of stockholders or disinterested directors or otherwise. To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director shall be personally liable to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection existing under this Article at the time of such amendment or repeal.

     TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 26th day of April, 1994.

                                   /s/ Karen S. Lieberstein
                                   ------------------------------------
                                   Karen S. Lieberstein
                                   Incorporator

                                   Dornbush Mensch Mandelstam & Schaeffer
                                   747 Third Avenue
                                   New York, New York 10017




                                       4
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     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 07/07/1994
   944124470 - 2398362



                             CERTIFICATE OF MERGER
                                    MERGING
                               DARCY CORPORATION
                                      INTO
                            CETEK TECHNOLOGIES, INC.

      CETEK Technologies, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The names and states of incorporation of each of the constituent corporations are as follows:

                               Darcy Corporation
                             a Colorado corporation

                                      and

                            CETEK Technologies, Inc.
                             a Delaware corporation

         SECOND: An Agreement and Plan of Merger dated as of June 23, 1994 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the Delaware General Corporation Law.

         THIRD: CETEK Technologies, Inc. shall be the surviving corporation and its name shall be unchanged.

         FOURTH: The Certificate of Incorporation of CETEK Technologies, Inc. shall be the Certificate of Incorporation for the surviving corporation.

         FIFTH: A copy of the executed Agreement and Plan of Merger is on file at the principal place of business of CETEK Technologies, Inc., 19 Commerce Street, Poughkeepsie, N.Y. 12603.

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by CETEK Technologies, Inc. on request and without cost to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of Darcy Corporation is 50,000,000 shares of Common Stock, par value $.001.

         IN WITNESS WHEREOF, CETEK Technologies, Inc. has caused this Certificate to be signed by Fayiz K. Hilal, its President, and attested by Jeanette Zammetti, its Secretary, on the 23rd day of June, 1994.

                                        CETEK TECHNOLOGIES, INC.

                                        By:        /s/ Fayiz K. Hilal
                                            ------------------------------------
                                                 Fayiz K. Hilal, President

ATTEST:

    Jeanette Zammetti
----------------------------
Jeanette Zammetti, Secretary

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